Exhibit 10.1

FEDERATED INVESTORS, INC.

Stock Incentive Plan

BONUS RESTRICTED STOCK PROGRAM AWARD AGREEMENT

THIS AGREEMENT, made this 4th day of March, 2005 by and between Federated Investors, Inc. (including its successors and assigns, the “Company”), a Pennsylvania corporation having its principal place of business in Pittsburgh, Pennsylvania,

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                                         , an employee of the Company (the “Participant”).

Capitalized terms used in this Agreement shall, unless specifically defined herein, have the respective meanings given to such terms in the Federated Investors, Inc. Stock Incentive Plan (the “Stock Incentive Plan”).

WITNESSETH THAT:

WHEREAS, in order to provide incentives to its employees, the Company has adopted the Stock Incentive Plan under which, among other things, Awards of Class B Common Stock of the Company, no par value (the “Class B Common Stock”), can be made to salaried employees; and

WHEREAS, the Board Committee has established a Bonus Restricted Stock Program to pay or allow a Participant to elect to receive part of a discretionary cash bonus in restricted shares of Class B Common Stock; and

WHEREAS, the Participant qualifies for receipt of this Award under the Bonus Restricted Stock Program; and

WHEREAS, subject to the terms and conditions hereafter set forth, by action of the Board Committee, the Company hereby grants an Award of Class B Common Stock to Participant.

NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Definitions

As used herein:

1.1      “Cause” shall mean if Participant engages in conduct that constitutes a breach of Participant’s duties to Federated as set forth in any code of conduct adopted by Federated or violates the standards of conduct which Federated expects of its employees, including, but not limited to: dishonesty, disloyalty, willful misconduct, gross negligence or conduct which may result in damage to the professional reputation or capabilities of Federated.

1.2      “Federated” shall mean Federated Investors, Inc. or any corporate parent, affiliate, or direct or indirect subsidiary thereof, or any successor to Federated, for which Participant performs services, regardless of whether this Agreement has been expressly assigned to such corporate parent, affiliate, or direct or indirect subsidiary, or successor.

1.3      “Unvested Shares” shall mean all Shares other than Vested Shares.

1.4      “Vested Shares” means Shares that have vested in accordance with Section 3.1, Section 3.2 or Section 3.3.

ARTICLE II

Grant of Restricted Stock

2.1      Subject to the conditions set forth in Section 2.2 hereof and the other terms and conditions of this Agreement, the Company hereby grants to Participant an Award (the “Bonus Shares Award”) of                          (                    ) shares (the “Shares”) of Class B Common Stock. Of the Shares,                      (            ) shares of Class B Common Stock (the “Premium Shares”) are subject to forfeiture to the Company for no consideration as set forth in Section 3.3 below. Additionally, Unvested Shares are subject to forfeiture to the Company for no consideration as set forth in Section 3.4 below. At the discretion of the Company, certificates for the Shares may not be issued. In lieu of certificates, the Company will establish a book entry account for the Shares in the name of the Participant with the Company’s transfer agent and registrar for the Class B Common Stock.

2.2      Notwithstanding Section 2.1 or any other provision of this Agreement to the contrary, this Agreement shall become effective only if Participant executes and delivers to the Company two signed copies of this Agreement by March 23, 2005 time being of the essence.

ARTICLE III

Terms of the Award; Vesting; Repurchase

3.1      During the continuation of Participant’s employment by Federated, a portion of the Shares, including the Premium Shares, shall vest in accordance with the schedule of vesting as follows:

Date	Portion of Shares Vested	Cumulative Percentage

March 6, 2006	1/3	33.33%
March 5, 2007	1/3	66.67%
March 4, 2008	1/3	100%

3.2      In the event of the Retirement, Disability or death of Participant, any portion of the Shares not then Vested Shares prior to such Retirement, Disability or death shall become Vested Shares upon such Retirement, Disability or death.

For purposes of this Agreement, “Retirement” shall mean retirement by Participant at or after attaining age 65 years, or such other age as the Board Committee may specify from time to time, and “Disability” shall be deemed to have occurred as of the first day following Participant’s termination of employment by Federated as a result of a mental or physical condition that prevents Participant from engaging in the principal duties of his employment with Federated as determined in accordance with the Rules and Regulations Establishing Formal Review Procedures under the Stock Incentive Plan.

3.3      In the event that Participant’s employment with Federated is involuntarily terminated by Federated without Cause, any portion of the Shares, other than the Premium Shares which are Unvested Shares prior to such termination, shall become Vested Shares upon such termination, and the Participant shall forfeit and transfer to the Company the Premium Shares which are Unvested Shares prior to such termination for no consideration.

3.4      In the event that Participant’s employment with Federated is terminated prior to all shares becoming Vested Shares for any reason other than as set forth in Section 3.2 or Section 3.3 hereof, including termination of Participant’s employment due to Participant’s voluntary resignation or termination of Participant for Cause, Participant shall forfeit and transfer to the Company, for no consideration, any portion of the Shares not then Vested Shares as of such date of termination.

ARTICLE IV

Withholding Taxes; Section 83(b) Election

4.1      The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the Certificates representing the Shares hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with this Bonus Shares Award. Additionally, the Company, in its sole discretion, shall have the right to withhold from the Participant Shares with a Fair Market Value (as defined in the Stock Incentive Plan) equal to the federal, state and local tax withholding requirements associated with this Bonus Shares Award. For this purpose, Fair Market Value shall be determined as of the day that the withholding obligation arises.

4.2      The Participant acknowledges that (a) the Participant has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; (b) that such election must be filed with the Internal Revenue Service within thirty (30) days of the date of grant of this Award; and (c) that the Participant is solely responsible for making such election. Participants who do not make the election under Section 83(b) acknowledge that dividends on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies.

ARTICLE V

Restrictions on Transfer

5.1      Participant hereby acknowledges that none of the Shares may be sold, exchanged, assigned, transferred, pledged, hypothecated, gifted or otherwise disposed of (collectively, “disposed of”) until the Shares have become Vested Shares and payment of any withholding tax with respect to such Vested Shares has been made.

  Unvested Shares may be transferred to a “family member” as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time, on such terms and conditions as may be determined by the Human Resources Department.

5.2      Participant shall not dispose of the Shares acquired, or any portion thereof, at any time, unless Participant shall comply with the Securities Act of 1933, as amended, and the regulations of the SEC thereunder, any other applicable securities law, and the terms of this Agreement and the Stock Incentive Plan. Participant further agrees that the Company may direct its transfer agent to refuse to register the transfer of any Shares underlying this Bonus Shares Award which, in the opinion of the Company’s counsel, constitutes a violation of any applicable securities laws then in effect or the terms of this Agreement.

5.3      Any certificate representing Unvested Shares shall, unless the Board Committee determines otherwise, bear a legend substantially as follows:

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Investors, Inc. Stock Incentive Plan administrative rules adopted pursuant to such Plan and an Annual Incentive Restricted Stock Award Agreement between the registered owner and Federated Investors, Inc. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of Federated Investors, Inc.”

The Participant further acknowledges and understands that the certificates representing the Shares issued hereunder may bear such additional legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

Any book entry account for the Unvested Shares will be restricted and subject to stop orders.

5.4      If certificates representing Unvested Shares are issued, they shall be retained in custody by the Company. Within a reasonable time after the Unvested Shares become Vested Shares, all restrictions or stop orders applicable to such Vested Shares shall be removed and, in the event that certificates have been issued, legends shall be removed.

ARTICLE VI

Miscellaneous

6.1      In the event of any change or changes in the outstanding Class B Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, splitup, combination or exchange of shares, or any similar change affecting the Class B Common Stock, any of which takes effect after the grant of this Bonus Shares Award evidenced by this Agreement, then in any such event the number and kind of shares subject to this Bonus Shares Award, and any other similar provisions, shall be appropriately adjusted consistent with such change in such manner as the Board Committee, in its discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to Participant hereunder. Any adjustment so made shall be final and binding upon Participant and all other interested parties.

6.2      Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Bonus Shares Award may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.3      The Participant shall be entitled to vote the Shares, whether Vested Shares or Unvested Shares, on all matters presented to the holders of Class B Common Stock of the Company. The Shares, whether Vested Shares or Unvested Shares, shall be deemed to be issued and outstanding for all purposes, including, without limitation, the payment of dividends and distributions and any determination of any stockholder’s or stockholders’ percentage equity interest in the Company.

6.4      Nothing in this Agreement or the Stock Incentive Plan shall confer upon Participant any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of Participant with or without cause.

6.5      This Bonus Shares Award received by Participant pursuant to this Agreement shall not be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

6.6      Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Secretary of the Company at its office at Federated Investors Tower, 1001 Liberty Avenue,

Pittsburgh, Pennsylvania 15222, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to him.

6.7      This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania.

6.8      The Bonus Shares Award shall be subject to the terms and conditions set forth in the Stock Incentive Plan, and in the event of any conflict between the provisions of this Agreement and those of the Stock Incentive Plan, the Stock Incentive Plan provisions shall govern.

6.9      This Agreement will be binding upon and inure to the benefit of Participant’s heirs and representatives and the assigns and successors of the Company and may be assigned by the Company to any third party, but neither this Agreement nor any rights hereunder will be assignable or otherwise subject to hypothecation by Participant.

6.10      Except as stated hereafter, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof. To the extent Participant has entered into an agreement with Federated that contains provisions pertaining to non-competition or non-solicitation of clients, non-solicitation or non-hiring of employees and/or non-disclosure or non-use of confidential information, the terms of this Agreement shall not supersede, but shall be in addition to, any other such agreement. The Agreement may be amended or terminated at any time by written agreement of the parties hereto. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Agreement to the extent necessary to conform the provisions of the Agreement with Section 409A of the Code regardless of whether such modification, amendment, or termination of such provisions shall adversely affect the rights of the Participant hereunder.

6.11      Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. If any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

6.12      Any dispute or litigation arising out of or relating to this Agreement will be resolved in the courts of Allegheny County or the Western District of Pennsylvania and Participant hereby consents to jurisdiction in Pennsylvania.

6.13      No rule of strict construction will be implied against the Company, or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Board Committee.

6.14      Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

6.15      The Participant hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Participant, to act in his name, place and stead, in connection with any and all transfers of Shares, whether Vested Shares or Unvested Shares, to the Company pursuant to this Agreement, including pursuant to Sections 3.3 and 3.4 hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FEDERATED INVESTORS. INC.

By______________________________

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(Title)

PARTICIPANT

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